Filed pursuant to Rule 424(b)(7)
Registration No. 333-298624
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 28, 2026)
237,552 Shares

Forum Energy Technologies, Inc.
Common Stock

This prospectus supplement relates to the offer and sale of up to 237,552 shares of our common stock, $0.01 par value per share (our “common stock”), by the selling stockholder named herein in one or more offerings. We are not selling any shares of common stock under this prospectus supplement, and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. Our common stock is listed on the New York Stock Exchange (the “NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbol “FET.” The closing sale price of our common stock on the NYSE and NYSE Texas on August 27, 2026 was $79.78 per share.
The selling stockholder may offer and sell the shares from time to time. The selling stockholder may offer the shares at prevailing market prices, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. For more information on possible methods of offer and sale by the selling stockholder, you should refer to the section of this prospectus supplement entitled “Plan of Distribution.” We do not know which method, in what amount or at what time or times the selling stockholder may sell the shares of our common stock covered by this prospectus supplement. We will bear the costs, expenses and fees in connection with the registration of the shares. The selling stockholder will bear all commissions, fees and discounts, if any, attributable to the sale of shares.
Investing in our common stock involves risks. You should read carefully and consider the risks referenced under “Risk Factors” on page 7 of the accompanying prospectus, as well as the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is August 28, 2026.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
USE OF PROCEEDS	S-2
SELLING STOCKHOLDER	S-3
PLAN OF DISTRIBUTION	S-4
LEGAL MATTERS	S-7
EXPERTS	S-7
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to our common stock or this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Please read “Where You Can Find More Information” in the accompanying prospectus.
Neither we nor the selling stockholder have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectuses we have prepared. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information included in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and that the information incorporated by reference is accurate only as of the date the respective information was filed with the SEC, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

USE OF PROCEEDS
We will not issue any new shares of our common stock as part of this offering and we will not receive any proceeds from the sale of any shares of common stock by the selling stockholder.

SELLING STOCKHOLDER
This prospectus supplement covers the offering for resale of up to 237,552 shares of our common stock that may be offered and sold from time to time by the selling stockholder identified below under this prospectus supplement, subject to any appropriate adjustment as a result of any share subdivision, split, combination or other reclassification of our common stock. The selling stockholder identified below may currently hold or acquire at any time common stock in addition to the shares registered hereby. The selling stockholder acquired the 237,552 shares of common stock on August 6, 2026 (the “Closing Date”), pursuant to the Asset Purchase Agreement (the “Purchase Agreement”), dated as of August 6, 2026, by and among us, Forum US, Inc., Premiere, Inc. and Lee J. Matherne, Jr.
Pursuant to the Purchase Agreement, we were obligated to prepare and file a registration statement, or a prospectus supplement to an existing registration statement, to permit the resale from time to time as permitted by Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the shares of common stock acquired by the selling stockholder pursuant to the Purchase Agreement. We are registering the shares of common stock described in this prospectus supplement pursuant to the Purchase Agreement.
Information concerning the selling stockholder may change from time to time, and, if necessary, we will amend or supplement this prospectus supplement accordingly. To our knowledge, the selling stockholder has not, nor has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than its ownership of common stock.
We have prepared the paragraph immediately following this paragraph, the table and the related notes based on information supplied to us by the selling stockholder on or prior to August 25, 2026. We have not sought to verify such information. Other information about the selling stockholder may change over time.
The selling stockholder may sell up to all of the shares of common stock shown in the table below under the heading “Number of Shares Being Offered” pursuant to this prospectus supplement in one or more transactions from time to time as described below under “Plan of Distribution.” However, the selling stockholder is not obligated to sell any of the shares of common stock offered by this prospectus supplement and the accompanying prospectus.

Name of Selling Stockholder	Ownership of Common Stock Before the Offering		Number of Shares Being Offered	Ownership of Common Stock After the Offering(1)
	Number	Percentage(2)		Number	Percentage(2)
Premiere, Inc.(3)	237,552	2.1%	237,552	—	—
__________________
(1)    Assumes the selling stockholder sells all of the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

(2)    Based upon an aggregate of approximately 11,472,699 shares outstanding as of August 27, 2026.

(3)    Lee J. Matherne, Jr. is the sole director of Premiere, Inc. As a result, Mr. Matherne may be deemed to have the power to vote or direct the vote, and the power to dispose or direct the disposition of, the shares owned by Premiere, Inc. Mr. Matherne disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of Premiere, Inc. is 615 North Landry Road, New Iberia, Louisiana 70560.

PLAN OF DISTRIBUTION
The common stock is being registered to permit the selling stockholder to offer and sell the common stock from time to time after the date of this prospectus supplement. The selling stockholder may make sales of the shares of common stock included in this prospectus supplement from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. The selling stockholder may use one or more of the following methods when selling shares of our common stock under this prospectus supplement:
•sales through agents or to or through brokers or dealers;

•privately negotiated transactions;

•exchange distributions and/or secondary distributions;

•sales directly to one or more purchasers;

•sales on the NYSE, NYSE Texas or on any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of the sale;

•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares of common stock at a stipulated price per share of common stock;

•a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•in a public auction;

•purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement;

•short sales and delivery of shares of our common stock to close out short positions entered into after the date of this prospectus supplement;
•sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•a combination of any such methods of sale; and

•any other method permitted pursuant to applicable law.
In addition, the selling stockholder may elect to make in-kind distributions of shares of common stock to its stockholders pursuant to the registration statement of which this prospectus supplement is a part by delivering a prospectus supplement. To the extent that such stockholders are not affiliates of ours, such stockholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement.

The selling stockholder may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus supplement.
The selling stockholder may fix a price or prices of shares of our common stock at:
•market prices prevailing at the time of any sale under this prospectus supplement;

•prices related to market prices; or

•negotiated prices.
The selling stockholder may change the price of shares of our common stock offered from time to time.
If dealers are used in an offering, the selling stockholder may sell shares of our common stock to the dealers as principals. The dealers then may resell the shares to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from the selling stockholder and any profit on their resale of shares of our common stock may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified in the applicable prospectus supplement and their compensation will be described. We and the selling stockholder may enter into agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of our common stock.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us or the selling stockholder in the ordinary course of business.
    In connection with offerings of common stock under this prospectus supplement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common stock at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the common stock for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common stock, the underwriters, brokers or dealers may place bids for the common stock or effect purchases of the common stock in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common stock in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed shares of common stock in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the shares of common stock are listed, the existing trading market for the shares, or in the over-the-counter market or otherwise.

In addition, the selling stockholder may enter into derivative transactions with third parties, or sell shares of our common stock not covered by this prospectus supplement to third parties in privately negotiated transactions. If an applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell shares of our common stock covered by this prospectus supplement, including in short sale transactions. If so, the third party may use shares of our common stock pledged by the selling stockholder or borrowed from the selling stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use shares of our common stock received from the selling stockholder in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus supplement, will be named in an applicable prospectus supplement (or a post-effective amendment).
In addition, the selling stockholder may otherwise loan or pledge shares of our common stock to a financial institution or other third party that in turn may sell the shares short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in such shares or in connection with a concurrent offering of other securities.
From time to time, the selling stockholder may pledge, hypothecate or grant a security interest in some or all of the shares of our common stock owned by it. In the event of default, the pledgees, secured parties or persons to whom the shares have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be a selling stockholder under this prospectus supplement. The number of shares of our common stock offered under this prospectus supplement by the selling stockholder will decrease as and when such events occur.
The selling stockholder and other persons participating in the sale or distribution of the common stock will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer may not exceed 8% of the aggregate amount of securities offered pursuant to this prospectus supplement. In the event that an offering made pursuant to a prospectus supplement is subject to FINRA Rule 5121, such prospectus supplement will comply with the prominent disclosure provisions of that rule.
We have agreed to pay the expenses of the registration of the shares of common stock offered and sold by the selling stockholder under this prospectus supplement, including, but not limited to, all registration and filing fees. We will not pay any underwriting fees, discounts and selling commissions and transfer taxes allocable to the selling stockholder’s sale of common stock, which will be paid by the selling stockholder to the extent applicable.
We have agreed to indemnify, in certain circumstances, the selling stockholder against certain civil liabilities, including certain liabilities under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain civil liabilities, including certain liabilities under the Securities Act.

There can be no assurances that the selling stockholder will sell, nor is the selling stockholder required to sell, any or all of the shares of common stock included in this prospectus supplement.
To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS
The validity of the common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas.

EXPERTS

The financial statements of Forum Energy Technologies, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of Forum Energy Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Prospectus

Common Stock
Preferred Stock
Debt Securities
Warrants
We or selling securityholders may offer from time to time an indeterminate amount of our common stock, $0.01 par value per share (“Common Stock”), preferred stock, $0.01 par value per share (“Preferred Stock”), debt securities (which may be senior, senior subordinated or subordinated) and warrants. We refer to these shares of Common Stock, shares of Preferred Stock, debt securities and warrants collectively as the “securities.” The securities may be convertible into or exercisable or exchangeable for other securities. This prospectus describes the general terms of these securities and the general manner in which we or any of the selling securityholders will offer these securities. Each time we or any of the selling securityholders sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we or any of the selling securityholders will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities.
Our Common Stock is listed on the New York Stock Exchange (“NYSE”) and the NYSE Texas, Inc. (“NYSE Texas”) under the symbol “FET.”
     See the section entitled “Risk Factors” beginning on page 7 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated August 28, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.
Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “FET,” “Forum,” “Company,” “we,” “us” or “our” are to Forum Energy Technologies, Inc. and, as applicable, its subsidiaries.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling securityholders identified in a prospectus supplement may, from time to time, sell securities described in this prospectus. This prospectus provides you with a general description of the securities that we or the selling securityholders may offer. Each time we or any selling securityholders use this prospectus to offer securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add to, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. Neither we nor the selling securityholders have authorized anyone else to provide you with any information other than that included or incorporated by reference in this prospectus and the applicable prospectus supplement and we can provide no assurance as to the reliability of such information. This prospectus is not making an offer to sell in any jurisdiction in which the offer or sale is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

FORWARD-LOOKING STATEMENTS
Statements contained in this prospectus and the documents incorporated by reference herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include those concerning our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. When used in this prospectus, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Forward-looking statements may include, but are not limited to, statements about the following subjects:
•our business strategy;
•our cash flows and liquidity and ability to refinance our debt;
•the volatility and impact of changes in oil and natural gas prices;
•the availability of raw materials and specialized equipment;
•our ability to accurately predict customer demand;
•customer order cancellations or deferrals;
•disputes over production levels among members of the Organization of Petroleum Exporting Countries and other allied oil and gas producing nations, which could result in increased volatility in prices for oil and natural gas that could affect the markets for our services;
•disruptions to the operations and business of our key customers, suppliers and other counterparties, including impacts affecting our supply chain and logistics;
•competition in the energy industry;
•the occurrence of cybersecurity incidents, attacks or other breaches to our technology systems;
•governmental regulation and taxation of the energy industry, including the application of tariffs by governmental authorities;
•environmental liabilities;
•political, social and economic issues affecting the countries in which we do business;
•changes in relative activities of U.S. and international operations;
•our ability to deliver our backlog in a timely fashion;
•our ability to implement new technologies and services;
•the availability, cost and terms of capital;
•general economic and political conditions;

•our ability to successfully manage our growth, including risks and uncertainties associated with integrating and retaining key employees of any businesses we acquire;
•the benefits, including our ability to achieve desired synergies and operational efficiencies, of our acquisitions;
•the availability of key management personnel;
•the availability of skilled and qualified labor;
•operating hazards inherent in our industry;
•the ability to establish and maintain effective internal control over financial reporting;
•financial strategy, budget, projections and operating results;
•uncertainty regarding our future operating results; and
•other plans, objectives, expectations and intentions contained in or incorporated by reference into this prospectus that are not historical.
Each forward‐looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward‐looking statements, except as required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from our plans, intentions or expectations.
We disclose important factors that could cause our actual results to differ materially from our expectations under the section entitled “Risk Factors” beginning on page 7 of this prospectus, as well as the other documents that we incorporate by reference into this prospectus and any applicable prospectus supplement, including our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026 (including the portions of our proxy statement for our 2026 annual meeting of stockholders incorporated by reference therein);
•our Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 1, 2026 and July 31, 2026, respectively;
•our Current Reports on Form 8-K filed with the SEC on January 12, 2026, February 5, 2026 and May 12, 2026; and
•the description of our Common Stock contained in Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025, together with any amendment or report filed with the SEC updating such description.
In addition, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” pursuant to Item 2.02 or Item 7.01 with the SEC on any Current Report on Form 8-K and other portions of documents that are “furnished,” but not “filed,” pursuant to applicable rules promulgated by the SEC, unless otherwise noted), prior to the completion or termination of the applicable offering under this prospectus and any applicable prospectus supplement, shall be deemed to be incorporated by reference into this prospectus.
Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
We file annual, quarterly and other reports and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may inspect a copy of the registration statement through the SEC’s website. We make available free of charge on or through our Internet website, www.f-e-t.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not a part of this prospectus and is not incorporated by reference into this prospectus (unless specifically incorporated by reference into this prospectus as described above).
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website at www.sec.gov.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through the SEC’s website at the address provided above. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the information that is incorporated by reference into this prospectus (excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into such documents), at no cost, by visiting our Internet website at www.f-e-t.com, or by writing or calling us at the following address:
Forum Energy Technologies, Inc.
10344 Sam Houston Park Drive, Suite 300
Houston, Texas 77064
Attention: Investor Relations
Telephone: (281) 949-2500

THE COMPANY
    We are a global manufacturing company serving the oil, natural gas, defense and renewable energy industries. With headquarters in Houston, Texas, FET optimizes customer operations by improving safety, increasing efficiency and reducing environmental impact. Our highly engineered products include capital equipment and consumable products. FET’s customers include oil and natural gas operators, oilfield service companies, pipeline and refinery operators, defense contractors and renewable energy companies. Consumable products are used by our customers in drilling, well construction and completion activities and at processing centers and refineries. Our capital products are directed at drilling rig equipment for constructing new or upgrading existing rigs, subsea construction and development projects, submarine rescue systems and equipment for military use, pressure pumping equipment, the placement of production equipment on new producing wells, downstream capital projects and capital equipment for renewable energy projects.
Our principal executive offices are located at 10344 Sam Houston Park Drive, Suite 300, Houston, Texas 77064, and our telephone number is (281) 949-2500.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair our business operations or adversely affect our results of operations or financial condition.
If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement. Please read “Forward-Looking Statements.”

USE OF PROCEEDS
Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:
•the repayment, refinancing or redemption of outstanding indebtedness or other securities;

•working capital;

•capital expenditures; and

•acquisitions of businesses or other assets.
The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to repayments of outstanding indebtedness.
We will not receive any proceeds from the sale by the selling securityholders of our securities under this prospectus and any accompanying prospectus supplement. Any proceeds from the sale of such securities under this prospectus and any accompanying prospectus supplement will be received by the selling securityholders.

DESCRIPTION OF CAPITAL STOCK
General
As of the date of this prospectus, we are authorized to issue up to 33,300,000 shares of stock, including up to 29,600,000 shares of Common Stock and up to 3,700,000 shares of Preferred Stock.
The following is a summary of the key terms and provisions of our equity securities. You should refer to the applicable provisions of our Third Amended and Restated Certificate of Incorporation (as amended, our “Certificate of Incorporation”), our Third Amended and Restated Bylaws (our “Bylaws”), the Delaware General Corporation Law (“DGCL”) and the documents we have incorporated by reference for a complete statement of the terms and rights of our capital stock.
Common Stock
    Except as provided by law or in a preferred stock designation, holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our Common Stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our Common Stock can elect all of the members of the board of directors of the Company (the “Board”) standing for election, subject to the rights, powers and preferences of any outstanding series of Preferred Stock that we may issue in the future. The holders of our Common Stock are entitled to receive:
•dividends as may be declared by the Board from time to time out of funds legally available for the payment of dividends; and
•if Forum is liquidated, dissolved or wound up, all of our assets available for distribution to holders of our Common Stock after satisfaction of all of our liabilities and the prior rights of any outstanding class of Preferred Stock, pro rata, based on the number of shares held.
Our Common Stock carries no preemptive or other subscription rights to purchase shares of Common Stock and is not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.
Preferred Stock
    Subject to the provisions of our Certificate of Incorporation and legal limitations, the Board will have the authority, without further vote or action by our stockholders, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of our Preferred Stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our Common Stock.
The issuance of shares of Preferred Stock by the Board as described above, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, may adversely affect the rights of the holders of our Common Stock. For example, Preferred Stock may rank prior to our Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of our Common Stock. The issuance of shares of Preferred Stock may discourage third-party bids for our Common Stock or may otherwise adversely affect the market price of our Common Stock. In addition, Preferred Stock may enable the Board to make it more difficult or to discourage attempts to obtain control of us through a hostile tender offer, proxy contest, merger or otherwise, or to make changes in our management. Shares of Preferred Stock may be offered either separately or represented by depositary shares.
The prospectus supplement relating to any series of Preferred Stock that we offer will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of any Preferred Stock with the SEC before we issue Preferred Stock, and you should read the terms of such Preferred

Stock for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•the title of the Preferred Stock;

•the maximum number of shares of the series;

•the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•any terms for the conversion or exchange of the Preferred Stock for other securities of Forum or any other entity;

•any sinking fund or other provisions that would obligate us to redeem or purchase the Preferred Stock;

•any redemption provisions;

•any liquidation preference;

•any voting rights; and

•any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws
Some provisions of Delaware law, our Certificate of Incorporation and our Bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in his or her best interests, including transactions that might result in a premium over the market price for our Common Stock.
 Business Combinations under Delaware Law
    In our Certificate of Incorporation, we are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:
•before the person became an interested stockholder, the Board approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (other than statutorily excluded shares); or
•on or after the date the interested stockholder attained that status, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.
Certificate of Incorporation and Bylaws
Among other things, our Certificate of Incorporation and Bylaws:
•establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be delivered to our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures;
•provide the Board the ability to authorize the issuance of undesignated Preferred Stock. This makes it possible for the Board to issue, without stockholder approval, Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;
•provide that the authorized number of directors may be changed only by resolution of the Board;
•provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;
•provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of Preferred Stock;
•provide that our Certificate of Incorporation and Bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock;
•provide that special meetings of our stockholders may only be called by the Board, the chief executive officer, the president, the secretary, the chairman of the board or by stockholders holding a majority of the outstanding shares entitled to vote generally in the election of directors;
•provide for the Board to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of Preferred Stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and
•provide that a member of the Board may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock.
Amendment of the Bylaws
    The Board may amend or repeal the Bylaws and adopt new bylaws by the affirmative vote of the Board. The stockholders may amend or repeal the Bylaws and adopt new bylaws by the affirmative vote of the holders of at least two-thirds of our then outstanding Common Stock at any annual meeting or special meeting for which notice of the proposed amendment, repeal or adoption was contained in the notice for such special meeting.

Limitation of Liability and Indemnification of Officers and Directors
    Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:
•for any breach of the duty of loyalty to us or our stockholders;
•for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;
•for unlawful payment of a dividend or unlawful stock purchases or redemptions; or
•for any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. We have entered into indemnification agreements with each of our other current directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Equiniti Trust Company LLC.

Market Information

    Our Common Stock is listed on the NYSE and NYSE Texas under the symbol “FET.”

DESCRIPTION OF DEBT SECURITIES

The debt securities we may offer pursuant to this prospectus will be the general unsecured obligations of Forum Energy Technologies, Inc. and will be senior, senior subordinated or subordinated debt. Our unsecured senior debt securities, unsecured senior subordinated debt securities and unsecured subordinated debt securities will be issued under separate indentures to be entered into by us and a trustee to be named in a prospectus supplement.

If we issue any debt securities using this prospectus, we will file a form of the applicable indenture by amendment to the registration statement of which this prospectus forms a part or as an exhibit to a document to be incorporated by reference herein. You should refer to the applicable indenture for more specific information.

The senior debt securities will rank equally with each other and with all of our other unsecured and unsubordinated indebtedness. Our senior debt securities will effectively be subordinated to any of our secured indebtedness, including amounts we have borrowed under any secured revolving or term credit facility, and the liabilities of our subsidiaries. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplemental indenture, to the senior indebtedness designated in such indenture or supplemental indenture. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplemental indenture, to all of our senior and senior subordinated indebtedness.

We will include the specific terms of each series of the debt securities being offered in a prospectus supplement.

DESCRIPTION OF WARRANTS

We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein.
PLAN OF DISTRIBUTION
We or the selling securityholders may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. A description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus, including any underwriters, dealers, agents or direct purchasers and their compensation, will be set forth in the applicable prospectus supplement.
LEGAL MATTERS
The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement. Matters relating to the securities will be passed for the selling securityholders by each of the selling securityholders’ own respective counsel.
EXPERTS
The financial statements of Forum Energy Technologies, Inc. as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of Forum Energy Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.